EXHIBIT 99.1


                     IRIS REPORTS RECORD QUARTERLY REVENUE
                     AS EARNINGS TRIPLE ON 36% SALES GROWTH

         GUIDANCE INCREASED TO AT LEAST $0.35 PER SHARE FOR FISCAL 2005


CHATSWORTH, CALIF., NOV. 2, 2005 - IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced record financial results for the third quarter ended Sept. 30, 2005, with revenues of $16.0 million and net income of $1.5 million. For the nine-month period revenues grew to $45.5 million and net income increased to $4.4 million.

The record performance resulted from continued improving sales of the Company's iQ(R)200 Automated Microscopy Analyzer -- bolstered by a large order from the U.S. Department of Veterans Affairs -- plus increasing recurring revenues from sales of consumables, and a continued contribution from the Sample Processing Business Unit (formerly StatSpin(R)), the maker of small laboratory devices. Overall, IRIS' revenues increased 36% and 45% in the third quarter and nine months, respectively, over the corresponding periods of 2004.

KEY DATA:

(000S OMITTED, EXCEPT PER SHARE)
                                                      %       9 MOS.    9 MOS.       %
                                Q3 05     Q3 04    INCREASE     05        04     INCREASE
                               -------   -------   -------   -------   -------   -------
CONSOLIDATED REVENUE .......   $16,002   $11,764       36%   $45,543   $31,464       45%
DIAGNOSTICS REVENUE ........   $13,414   $ 9,388       43%   $38,418   $25,163       53%
STATSPIN REVENUE ...........   $ 2,588   $ 2,376        9%   $ 7,125   $ 6,301       13%
GROSS PROFIT MARGIN ........   $ 8,108   $ 5,811       40%   $22,598   $15,295       48%
OPERATING INCOME ...........   $ 2,388   $ 1,302       83%   $ 6,927   $ 3,121      122%
NET INCOME .................   $ 1,542   $   481      221%   $ 4,390   $ 1,449      203%
EPS - BASIC ................   $  0.09   $  0.03      200%   $  0.26   $  0.10      160%
EPS - DILUTED ..............   $  0.09   $  0.03      200%   $  0.25   $  0.09      178%
SHARES OUTSTANDING - BASIC .    17,027    15,707        8%    16,628    13,970       19%
SHARES OUTSTANDING - DILUTED    18,067    16,709        8%    17,580    15,328       15%
CASH AND CASH EQUIVALENTS ..                                  16,841    13,259       27%

2005 OPERATIONAL HIGHLIGHTS:

         o        QUARTERLY  EARNINGS  TRIPLED TO $0.09* PER DILUTED  SHARE FROM
                  $0.03.
         o        YTD  OPERATING  INCOME  MORE  THAN  DOUBLED  TO  $6,927K  FROM
                  $3,121K.
         o 665 IQ200 ANALYZERS SHIPPED THROUGH SEPT. 30, 2005, 101 IN THE THIRD QUARTER.
         o        YTD  CONSUMABLES  AND SERVICE  REVENUE  INCREASED 27% TO $18.7
                  MILLION.
         o        NET  OPERATING TAX LOSS  CARRY-FORWARD  OF  APPROXIMATELY  $21
                  MILLION
         o        STRONG BALANCE SHEET WITH NO DEBT -- INCREASE IN CASH TO $16.8
                  MILLION
--------------------------------------------------------------------------------

         * ASSUMES 40% TAX RATE DESPITE NOLS THAT ELIMINATE PAYMENT OF FEDERAL INCOME TAXES FOR 2005.


"We have shipped 665 iQ200 analyzers since the product was introduced in August 2003, 101 in the third quarter. The continuing demand for iQ200 analyzers speaks to the quality and importance of this proprietary technology," stated IRIS
President and Chief Executive Officer Cesar Garcia. "Instrument shipments exceeded our expectations for the quarter. I am pleased to report that we have achieved record quarterly revenues of $16.0 million and operating income of $2.4 million for the third quarter, an increase of 36% and 83% respectively over 2004 primarily due to continued strong instruments sales. During the quarter we received a large order from the U.S. Department of Veterans Affairs (VA) to supply instruments to 16 VA facilities in the VISN 16 region.

 "Our  performance  also  reflects  an increase  of 32% in the  consumables  and service  category,  with  quarterly  revenues  exceeding  comparable  prior year
quarterly   revenues  by  $1.7  million,   despite  the  significant  number  of
instruments still under warranty which do not generate service revenue. We expect the consumable and service revenue to continue improving as more instruments are put into routine use, more domestic customers acquire service contracts after the expiration of the instrument warranty, and customers begin to use our new body fluid application on a routine basis.

"We have achieved this improved level of performance while continuing to invest in product development and absorbing market development expenses necessary to effectively introduce new products and new product applications based on the iQ200 technology. Since the beginning of the year, the Company has released the iQ(R)200 Sprint(TM), the iQ200 Body Fluids Module, the Express 3 centrifuge platform and a major software release to speed up the already simplified process of reviewing abnormal urine samples for the iQ200 platform."

Net revenues for the third quarter ended Sept. 30, 2005, rose 36% to $16.0 million, compared with $11.8 million in the corresponding quarter of 2004. Net income amounted to $1.5 million, or $0.09 per basic and diluted share, compared with net income of $481,000, or $0.03 per basic and diluted share during the third quarter of 2004. Basic and diluted average shares outstanding used in computing the performance in both periods were 17.0 million and 18.1 million in 2005 and 15.7 million and 16.7 million during the 2004 periods, respectively.

For the nine months ended Sept. 30, 2005, net revenues rose to $45.5 million, compared with $31.5 million during the corresponding period of 2004, a 45% increase. Net income for the nine months amounted to $4.4 million, or $0.26 per basic share and $0.25 per diluted share, compared with net income of $1.4 million, or $0.10 per basic share and $0.09 per diluted share during the nine-month period of 2004. Basic and diluted average shares outstanding used in computing the performance in both periods were 16.6 million and 17.6 million in 2005 and 14.0 million and 15.3 million during the 2004 periods, respectively.

Revenues from the Company's Sample Processing Business Unit were $2.6 million for the quarter, a 9% increase from $2.4 million in the year-ago period.

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


IRIS' gross profit margin was 51% during the third quarter versus 49% in the prior year quarter, primarily as a result of improved production efficiencies during the current year quarter.

Total operating expenses for the quarter decreased as a percentage of revenues from 38% to 36% for the prior year quarter. Marketing and sales expenses increased by $838,000 primarily to support the significant increase in business, which has resulted in a 36% increase in revenues. General and administrative expenses increased by $112,000, primarily as a result of increased personnel costs and increased professional fees, but as a percentage of revenues declined to 11% from 14%.

As of Sept. 30, 2005, the Company's cash position improved to $16.8 million even after the utilization of cash to provide leasing financing arrangements for some domestic sales of urinalysis instrumentation and investments in improvements at the two manufacturing facilities. During the past 12 months, IRIS has invested approximately $7.5 million in lease financing.

2005 GUIDANCE:

"We previously issued guidance for 2005 of revenue growth of at least 35% and earnings estimates of $0.30 to $0.35 per share. Today we are revising our projected revenues for 2005 upward to at least $62 million for the year and projected earnings to at least $0.35 per share," Mr. Garcia said.

2006 GUIDANCE:

In July 2005, the Company indicated that 2006 revenue is expected to be between $72 and $76 million and operating income is expected to reach 20%. IRIS will update its 2006 guidance at the fourth quarter earnings conference call after the Company completes planning its new product development programs for 2006 and beyond, which may include development of new chemistry instrumentation, advanced applications for urinalysis, rare cell detection and other body fluids.


THE COMPANY WILL HOLD A CONFERENCE CALL WITH MEMBERS OF THE INVESTMENT COMMUNITY AT 11:00 A.M., EASTERN TIME TODAY. TO PARTICIPATE IN THE CALL, DIAL 1-800-289-0572 APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. INTERNATIONAL CALLERS SHOULD DIAL 913-981-5543. A WEBCAST OF THE CALL CAN BE ACCESSED AT WWW.PROIRIS.COM OR AT WWW.VCALL.COM.

THE COMPANY

IRIS International, Inc. (WWW.PROIRIS.COM) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ(R)200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company's StatSpin(R) subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.




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


SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Examples of forward-looking statements in this news release include our expectation that sales of consumables and service will continue to increase, 2005 and 2006 revenues, earnings and sales guidance, and anticipated product releases. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ(R)200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

                                 (TABLES FOLLOW)




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


                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                           (unaudited - in thousands)



                                                         Sep. 30,      Dec. 31,
ASSETS                                                     2005          2004
                                                         --------      --------
Current assets:
Cash and cash equivalents ..........................     $ 16,841      $ 12,839
Accounts receivable, net ...........................       11,575         8,847
Inventories, net ...................................        7,172         7,834
Prepaid expenses and other current assets ..........          885           381
Investment available for sale ......................           28           198
Deferred tax asset .................................        3,650         3,650
                                                         --------      --------

   Total current assets ............................       40,151        33,749
Property and equipment, at cost, net ...............        3,635         3,880
Goodwill ...........................................          189           189
Software development costs, net ....................        1,717         1,930
Deferred tax asset .................................        6,410         5,665
Inventories - long term portion ....................          281           290
Other assets .......................................        5,932         2,433
                                                         --------      --------
      Total assets .................................     $ 58,315      $ 48,136
                                                         ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable ...................................     $  3,056      $  4,258
Accrued expenses ...................................        3,287         3,398
Deferred service contract revenue ..................        1,738         1,134
                                                         --------      --------
    Total current liabilities ......................        8,081         8,790

Deferred service contract revenue, long term .......          115           173
                                                         --------      --------

     Total liabilities .............................        8,196         8,963

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value - authorized:
    50 million shares; issued and outstanding:
    17,075 shares and 15,962 shares ................          171           159
Additional paid-in capital .........................       68,677        61,972
Unearned compensation ..............................         (262)         (125)
Accumulated other comprehensive income (loss) ......          (13)           11
Accumulated deficit ................................      (18,454)      (22,844)
                                                         --------      --------
     Total shareholders' equity ....................       50,119        39,173
                                                         --------      --------

                                                         --------      --------
Total liabilities and shareholders' equity .........     $ 58,315      $ 48,136
                                                         ========      ========


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


                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                           (unaudited - in thousands)

                                                      For the three months ended
                                                             September 30,
                                                       ------------------------
                                                         2005            2004
                                                       --------        --------

Sales of IVD instruments .......................       $  6,347        $  4,034
Sales of IVD consumables and service ...........          7,067           5,336
Sales of small laboratory devices and
   supplies ....................................          2,588           2,376
Royalty and license revenues ...................           --                18
                                                       --------        --------

Net revenues ...................................         16,002          11,764
                                                       --------        --------

Cost of goods - IVD instruments ................          3,540           2,664
Cost of goods - IVD consumables and
   service .....................................          3,030           2,063
Cost of goods - small laboratory
   devices and supplies ........................          1,324           1,226
                                                       --------        --------

Cost of goods sold .............................          7,894           5,953
                                                       --------        --------

Gross margin ...................................          8,108           5,811
                                                       --------        --------

Marketing and selling expenses .................          2,659           1,821
General and administrative expenses ............          1,740           1,628
Research and development, net ..................          1,321           1,060
                                                       --------        --------

Total operating expenses .......................          5,720           4,509
                                                       --------        --------

Operating income ...............................          2,388           1,302

Other income (expense):
   Interest income .............................            189              35
   Interest expense ............................             (2)             (4)
   Other (expense) income ......................             (5)           (531)
                                                       --------        --------

Income before income taxes .....................          2,570             802

Provision for income taxes .....................          1,028             321
                                                       --------        --------
Net income .....................................       $  1,542        $    481
                                                       ========        ========

Basic net income per share .....................            .09             .03
                                                       ========        ========

Diluted net income per share ...................       $    .09        $    .03
                                                       ========        ========

Basic - average shares outstanding .............         17,027          15,707
                                                       ========        ========

Diluted - average shares outstanding ...........         18,067          16,709
                                                       ========        ========


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


                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                           (unaudited - in thousands)

                                                       For the nine months ended
                                                             September 30,
                                                       ------------------------
                                                         2005            2004
                                                       --------        --------

Sales of IVD instruments .......................       $ 19,765        $ 10,094
Sales of IVD consumables and service ...........         18,653          14,732
Sales of small laboratory devices and
   supplies ....................................          7,125           6,301
Royalty and license revenues ...................           --               337
                                                       --------        --------

Net revenues ...................................         45,543          31,464
                                                       --------        --------

Cost of goods - IVD instruments ................         11,413           7,116
Cost of goods - IVD consumables and
   service .....................................          7,944           5,826
Cost of goods - small laboratory
   devices and supplies ........................          3,588           3,227
                                                       --------        --------

Cost of goods sold .............................         22,945          16,169
                                                       --------        --------

Gross margin ...................................         22,598          15,295
                                                       --------        --------

Marketing and selling expenses .................          7,526           5,052
General and administrative expenses ............          4,783           4,042
Research and development, net ..................          3,362           3,080
                                                       --------        --------

Total operating expenses .......................         15,671          12,174
                                                       --------        --------

Operating income ...............................          6,927           3,121

Other income (expense):
   Interest income .............................            365              66
   Interest expense ............................            (14)           (238)
   Other (expense) income ......................             39            (534)
                                                       --------        --------

Income before income taxes .....................          7,317           2,415

Provision for income taxes .....................          2,927             966
                                                       --------        --------
Net income .....................................       $  4,390        $  1,449
                                                       ========        ========

Basic net income per share .....................       $    .26        $   0.10
                                                       ========        ========

Diluted net income per share ...................       $    .25        $   0.09
                                                       ========        ========

Basic - average shares outstanding .............         16,628          13,970
                                                       ========        ========

Diluted - average shares outstanding ...........         17,580          15,328
                                                       ========        ========


                                       ###


                                       END


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